EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated this 2nd day of June, 2003, is entered into pursuant to Section 251(g) of the General Corporation Law of Delaware, among Environmental Power Corporation, a Delaware corporation (the "Surviving Company"), EPC Holdings 1, Inc., a Delaware corporation ("EPC Holdings"), and EPC Merger Sub, Inc., a Delaware corporation (the "Transitory Subsidiary").

                                    RECITALS:

         WHEREAS, the Surviving Company is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue (i) 50,000,000 shares of Common Stock, $.01 par value per share ("EPC Common Stock"), of which 21,791,279 shares are issued and outstanding as of the date hereof, and 619,014 shares are held in treasury as of the date hereof; and (ii) 2,000,000 shares of preferred stock, $.01 par value per share;

         WHEREAS, EPC Holdings is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue (i) 50,000,000 shares of Common Stock, $.01 par value per share ("EPC Holdings Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof; and (ii) 2,000,000 shares of preferred stock, $.01 par value per share;

         WHEREAS, the Transitory Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 1,000 shares of Common Stock, $.01 par value per share of which 1,000 shares are issued and outstanding as of the date hereof;

         WHEREAS, all of the outstanding capital stock of EPC Holdings is held by the Surviving Company and all of the outstanding capital stock of the Transitory Subsidiary is held by EPC Holdings;

         WHEREAS, the Transitory Subsidiary desires to merge with and into the Surviving Company, and the Surviving Company desires that the Transitory Subsidiary be merged with and into it, with the result that the Surviving Company would be a wholly-owned subsidiary of EPC Holdings, and the current stockholders of the Surviving Company would become stockholders of EPC Holdings;

         WHEREAS, the Boards of Directors of the Surviving Company, EPC Holdings and the Transitory Subsidiary have adopted resolutions approving this Agreement and Plan of Merger; and

         WHEREAS, the transactions contemplated by this Agreement and Plan of Merger are intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and also as a tax-free merger transaction pursuant to Section 368(a) of the Code.

         NOW THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Merger. The Transitory Subsidiary shall be merged into the Surviving Company pursuant to Section 251(g) of the General Corporation Law of Delaware. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Transitory Subsidiary shall cease forthwith upon the Effective Time (as defined below). The merger of the Transitory Subsidiary into the Surviving Company shall herein be referred to as the "Merger." The Merger shall have the effects set forth in Section 259 of the General Corporation Law of Delaware.

         2. Effective Time. The Merger shall be effective upon the filing of this Agreement and Plan of Merger or a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after execution of this Agreement and Plan of Merger. The time of such effectiveness shall herein be referred to as the "Effective Time."

         3. EPC Holdings Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of EPC Holdings Common Stock issued and outstanding immediately prior to the Merger shall be canceled and shall cease to exist without payment of any consideration therefor.

         4. Common Stock, Options and Warrants of the Surviving Company. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of EPC Common Stock issued and outstanding immediately prior thereto shall be changed and converted into and represent the right to receive one fully paid and non-assessable share of EPC Holdings Common Stock, (ii) each share of EPC Common Stock held in treasury shall be cancelled, and (iii) each unexercised option, warrant or other right to purchase a share of EPC Common Stock, whether or not exercisable, shall be assumed by EPC Holdings and shall be deemed to constitute an option, warrant or other right, as the case may be, to acquire, on the same terms and conditions as were applicable under such option, warrant or other right immediately prior to the Effective Time, one share of EPC Holdings Common Stock. The exercise price per share of each such option, warrant or other right, term, exercisability, vesting schedule, if applicable, and all of the other terms of such option or warrant shall remain unchanged. EPC Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares EPC Holdings Common Stock for delivery upon exercise of the options, warrants or other rights assumed pursuant to this
Section 4. EPC Holdings shall assume the Surviving Company's 1993 Director Option Plan, 2001 Stock Incentive Plan and 2002 Director Option Plan, as if the same had been adopted by EPC Holdings, and the options of the Surviving Company assumed by EPC Holdings pursuant to this Section 4 shall remain subject to such Plans in all respects.

         5. Common Stock of the Transitory Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock of the Transitory Subsidiary issued and outstanding immediately prior thereto shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Common Stock, par value $.01 per share, of the Surviving Company.

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


         6. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Surviving Company shall be deemed for all purposes to evidence ownership of and to represent the shares of EPC Holdings into which the shares of the Surviving Company represented by such certificates have been converted as herein provided. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Transitory Subsidiary shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Company into which the shares of the Transitory Subsidiary represented by such certificates have been converted as herein provided. The registered owners on the books and records of EPC Holdings and Surviving Company or their respective transfer agents of any such outstanding stock certificates shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of EPC Holdings or the Surviving Company evidenced by such outstanding certificates as above provided. No new certificates will be issued in respect of shares of EPC Common Stock.

         7. Certificate of Incorporation and By-Laws.

                  (a) Article FIRST of the Certificate of Incorporation of EPC Holdings in effect on the Effective Time shall be amended in accordance with
Section 251(g) of the General Corporation Law of Delaware to read in its entirety as follows:

                  "FIRST: The name of the Corporation is "Environmental Power Corporation."

                  (b) The By-Laws of EPC Holdings in effect on the Effective Time shall continue to be the By-Laws of EPC Holdings until amended in accordance with the provisions thereof and applicable law, except that the name of EPC Holdings as set forth therein shall be "Environmental Power Corporation."

                  (c) The Certificate of Incorporation of the Surviving Company in effect on the Effective Time shall be amended in accordance with Section 251(g) of the General Corporation Law of Delaware as follows:

                           (i) Article FIRST of the Certificate of Incorporation
of the Surviving Company
shall be amended to read in its entirety as follows:

                  "FIRST:  The name of the Corporation is "EPC Corporation."

                           (ii) Article FOURTH of the Certificate of
Incorporation of the Surviving Company
shall be amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share."

                           (iii) The Certificate of Incorporation of the
Surviving Company shall be amended, pursuant to the requirements of Section 251(g) of the General Corporation Law of Delaware, to add a new Article ELEVENTH thereto, to read in its entirety as follows:

                  "ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of Delaware or its Certificate of Incorporation the approval of the stockholders of the Corporation (other than the election or removal of directors of the Corporation), shall, pursuant to Section 251(g) of the General Corporation Law of Delaware, require, in addition, the approval of the stockholders of Environmental Power Corporation, a Delaware corporation which is a "holding company" with respect to the Corporation (as such term is defined in Section 251(g) of the General Corporation Law of Delaware), or any successor by merger, by the same vote as is required by the General Corporation Law of Delaware or this Certificate of Incorporation.

                  (d) The By-Laws of the Surviving Company in effect on the Effective Time shall continue to be the By-Laws of the Surviving Company until amended in accordance with the provisions thereof and applicable law, except that the name of the Surviving Company as set forth therein shall be "EPC Corporation."

                  (e) The Certificate of Incorporation and the By-Laws of EPC Holdings in effect on the Effective Time shall continue to be the Certificate of Incorporation and By-Laws of EPC Holdings until amended in accordance with the provisions thereof and applicable law.

         8. Directors and Officers. The members of the Board of Directors of the Surviving Company immediately prior to the Effective Time shall become the members of the Board of Directors of EPC Holdings at the Effective Time. The officers of the Surviving Company immediately prior to the Effective Time shall become the officers of EPC Holdings at the Effective Time and shall hold the same offices in EPC Holdings as they did in the Surviving Company until the expiration of their respective terms of office and until their successors have been elected and qualified. The members of the Board of Directors of the Transitory Subsidiary immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Company at the Effective Time. The officers of the Transitory Subsidiary immediately prior to the Effective Time shall become the officers of the Surviving Company at the Effective Time and shall hold the same offices in the Surviving Company as they did in the Transitory Subsidiary until the expiration of their respective terms of office and until their successors have been elected and qualified.

         9. Employee Benefit Plans. Effective upon the Effective Time, the Surviving Company hereby assigns, transfers and conveys to EPC Holdings, and EPC Holdings hereby accepts and assumes, all of the Surviving Company's rights and obligations under (i) the 401(k) Savings Plan, adopted effective March 1, 2003, of the Surviving Company (the "401(k) Plan"), together with all agreements related thereto, (ii) the Retirement Plan, adopted effective January 1, 1998, of the Surviving Company (the "Retirement Plan") and (iii) all other employee benefit plans of the Surviving Company (the "Other Plans"), together with all agreements related thereto, as if the 401(k) Plan, the Retirement Plan and the Other Plans had been adopted by EPC Holdings.

         10. Abandonment. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of the Surviving Company, EPC Holdings and the Transitory Subsidiary or any of them.

         11. Amendment. This Agreement and Plan of Merger may be amended by the Boards of Directors of the Surviving Company, EPC Holdings and the Transitory Subsidiary at any time prior to the Effective Time.

         12. Governing Law. This Agreement and Plan of Merger and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

         13. Counterparts. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

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


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                     ENVIRONMENTAL POWER CORPORATION


                                     By: /s/ Donald A. Livingston
                                         ------------------------
                                          Donald A. Livingston, President
ATTEST:


 /s/ Joseph E. Cresci
 --------------------
Joseph E. Cresci, Secretary

                                     EPC HOLDINGS 1, INC.


                                     By: /s/ Joseph E. Cresci
                                         --------------------
                                          Joseph E. Cresci, President
ATTEST:


 /s/ Donald A. Livingston
 ------------------------
Donald A. Livingston, Secretary

                                     EPC MERGER SUB, INC.


                                     By: /s/ Joseph E. Cresci
                                         --------------------
                                             Joseph E. Cresci, President
ATTEST:


 /s/ Donald A. Livingston
 ------------------------
Donald A. Livingston, Secretary

         I, Joseph E. Cresci, Secretary of Environmental Power Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of Environmental Power Corporation pursuant to Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

         WITNESS my hand on this 2nd day of June, 2003.


                                                /s/ Joseph E. Cresci
                                                --------------------
                                                Joseph E. Cresci, Secretary

         I, Donald A. Livingston, Secretary of EPC Holdings 1, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of EPC Holdings, Inc. pursuant to Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

         WITNESS my hand on this 2nd day of June, 2003.


                                                /s/ Donald A. Livingston
                                                ------------------------
                                                Donald A. Livingston, Secretary


         I, Donald A. Livingston, Secretary of EPC Merger Sub, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of EPC Merger Sub, Inc. pursuant to Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

         WITNESS my hand on this 2nd day of June, 2003.


                                                /s/ Donald A. Livingston
                                                ------------------------
                                                Donald A. Livingston, Secretary

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